UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 19, 2021
(Date of earliest event)

Turtle Beach Corporation
(Exact name of registrant as specified in its charter)

Nevada	001-35465	27-2767540
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 South Broadway, 4th Floor White Plains, New York	10601
(Address of principal executive offices)	(Zip code)

(888) 496-8001
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	HEAR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 19, 2021, the Board of Directors (the “Board”) of Turtle Beach Corporation (the “Company”) appointed Yie-Hsin Hung as a director of the Company. The Nominating and Governance Committee of the Company recommended Ms. Hung on April 19, 2021, to fill a vacancy created by an increase in the size of the Board.  The Board, on the recommendation of the Nominating and Governance Committee, has appointed Ms. Hung to serve on the Nominating and Governance Committee and the Compensation Committee.

Ms. Hung currently serves as the Chief Executive Oﬃcer of New York Life Investment Management, a role she has held since 2015. Ms. Hung has been with New York Life Investment Management since 2010 and, in addition to serving as the Chief Executive Officer, she is a member of New York Life’s Executive Management Committee.  Prior to her role as CEO, she held a number of leadership roles including Co-President from January 2014 to May 2015, Head of Institutional Investments from March 2012 to December 2013 and Head of Alternative Investments from November 2010 to March 2012. Prior to joining New York Life Investment Management, Ms. Hung was a senior executive at several investment firms, having started her career in investment banking.  Ms. Hung has served as a director/trustee for the fund complex of MainStay MacKay DefinedTerm Municipal Opportunities Fund, MainStay Funds Trust, The Mainstay Funds and MainStay VP Funds Trust since January 2017.  Ms. Hung has a B.S. in mechanical engineering from Northwestern University and an MBA from Harvard Business School.

Upon her appointment to the Board, Ms. Hung became entitled to receive an annual cash retainer in the amount of $50,000 and additional annual cash retainers of $5,000 for her service on the Nominating and Governance Committee and $7,500 for her service on the Compensation Committee. In addition, pursuant to the Company’s 2013 Stock-Based Incentive Compensation Plan, as amended, the Company grants Ms. Hung a restricted award of common stock of the Company having a fair market value of $115,000.

Additional information regarding Ms. Hung’s appointment as a director is contained in the press release attached hereto as Exhibit 99.1.

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press Release, dated April 19, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated:  April 19, 2021

TURTLE BEACH CORPORATION
By:	/S/ JOHN T. HANSON
John T. Hanson
Chief Financial Officer, Treasurer and Secretary